Exhibit 10.1

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

AMENDMENT NO. 3
TO
AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT

This Amendment No. 3 to Amended and Restated Manufacturing and Supply Agreement (this “Amendment”), is made effective as of November 15, 2021 (hereinafter, the “Amendment Effective Date”), by and between GT MEDICAL TECHNOLOGIES, INC., a Delaware corporation having a place of business at 1809 S Holbrook Lane, Suite 107, Tempe, Arizona 85281 (“GT MED TECH”) and ISORAY MEDICAL, INC., a Delaware corporation with offices at 350 Hills Street, Suite 106, Richland, WA 99354 (“Isoray”). Capitalized terms used in this Amendment and not defined herein shall have the meanings given to such terms by the Amended and Restated Manufacturing and Supply Agreement, effective April 26, 2019, as amended (the “Agreement”).

WHEREAS, GT MED TECH and Isoray previously entered into the Agreement, and have previously amended the Agreement as of October 16, 2020, and previously amended the Exhibits to the Agreement as of May 28, 2019 and January 13, 2020, and now wish to further amend the Agreement for the purpose of changing the nature of the services to be provided by Isoray to GT MED TECH from and after the Supply Change Date (as defined below) from preparation of GammaTiles containing Isoray’s Seeds to Isoray only supplying Seeds to GT MED TECH so that GT MED TECH may handle the assembly of GammaTiles inhouse.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree to amend the Agreement through this Amendment as follows:

1.    The effective date of the changes enacted by this Amendment shall be the Amendment Effective Date.

2.    All references to “Product” in the Agreement are hereby amended to refer to “Seeds.”

3.    The text in Section 1.12 of the Agreement is hereby deleted in its entirety and replaced with “This section intentionally left blank.”.

4.    The text in Section 1.21 of the Agreement is hereby deleted in its entirety and replaced with “This section intentionally left blank.”.

5.    Section 3.1 is hereby amended and restated in its entirety as follows:

“3.1 Manufacture and Supply; Territory. Subject to the provisions herein, Isoray shall, manufacture and supply Seeds to GT MED TECH or end users as designated by GT MED TECH. GT MED TECH shall purchase such Seeds from Isoray, all in quantities to be set forth on purchase orders submitted from time to time by GT MED TECH in accordance with the provisions of Section 3.3. In the event (a) Isoray is unwilling or unable to supply, in compliance with the terms set forth in this Agreement, quantities of Seeds ordered by GT MED TECH in accordance with Section 3.3 and (b) GT MED TECH is at such time in full compliance with this Agreement, then GT MED TECH shall be permitted to obtain from a Third-Party manufacturer (or manufacture itself) those quantities of Seeds that Isoray is unwilling or unable to supply. At all times during the Term, any and all of Isoray's and GT MED TECH's obligations under this Agreement shall be subject to and in accordance with the provisions, limitations and conditions imposed by FDA in respect of the Seeds. On an "as needed basis" as GT MED TECH’s products including Seeds are launched in countries outside the United States, the Parties shall negotiate in good faith an amendment to this Agreement to include such additional terms as the Parties shall deem necessary to ensure compliance with applicable laws in such countries.”

6.    The second sentence of Section 3.3 “Purchase Orders” of the Agreement is hereby amended and restated as follows:

“After its receipt of a binding order form that complies with the foregoing requirements, Isoray shall promptly acknowledge in writing its receipt and acceptance of such order within four (4) business hours, and shall confirm the date(s) for delivery of Seeds; provided, however, that Isoray shall not be obligated to supply any quantities of Seeds hereunder to the extent the amount ordered in any calendar month exceeds 120% of the quantity forecasted for such calendar month in the Binding Forecast, but Isoray shall use good faith efforts to attempt to fill such orders to the extent it is reasonably able to do so. Upon Isoray’s confirmation of the binding order form, GT MED TECH shall deliver a purchase order to Isoray within four (4) business hours.”

7.    Section 3.4 “Order Cancellations” of the Agreement is hereby amended and restated in its entirety as follows:

“3.4 Order Cancellations. GT MED TECH may cancel any purchase order prior to delivery of the Seeds; provided, however, that GT MED TECH shall be obligated to pay the price per the Pricing Schedule, if applicable, for any order cancelled less than two (2) business days prior to its scheduled delivery or shipment date, whichever is earlier.

8.    The second sentence of Section 3.6 “Packaging and Labeling” is hereby deleted.

9.    Section 3.7 “Delivery” of the Agreement is hereby amended to make the existing language subsection (a) with the new heading “(a) General.” and to add the following new subsections (b), (c) and (d):

“(b)   Rush Orders. Rush orders are any orders requested outside of the normal delivery schedule which is defined as orders received by 4:30pm PT for delivery at 12:00pm PT the following business day. Isoray shall accept up to two (2) rush orders during each business day, and such rush orders shall be delivered in accordance with the table set forth in subsection 3.7(c). A business day is defined as 8:00am PT to 4:30pm PT Monday through Friday excluding Isoray holidays. Rush orders shall be assessed an additional fee of [**] (regardless of the number of Seeds) for the first order during any calendar week and [**] for each additional rush order during the same calendar week.

  (c)   Rush Order Delivery Timetable. For all rush orders submitted by GT MED TECH, Isoray shall deliver Seeds on the following schedule:

For orders received by Isoray prior to:*	Seeds shall be delivered by:*
6:00 a.m.	2:00 p.m. (Same day)
12:00 p.m.	9:00 a.m. (Next Day)
4:30 p.m.	12:00 p.m. (Next day)

  * All times are local time at Isoray facility.

 (d)   Good Faith Obligation. Isoray shall use commercially reasonable and good faith efforts to deliver Seeds more quickly than the delivery times specified above.

10.    The last sentence of new subsection 3.7(a) “General” is hereby deleted.

11.    The text in Section 3.9 “Changes/Engineering Change Orders” is hereby deleted in its entirety and replaced with “This section intentionally left blank.”.

12.    The text in Section 3.10 “Process Improvement Projects” is hereby deleted in its entirety and replaced with “This section intentionally left blank.”.

13.    The text in Section 3.12 “Obsolete Materials” is hereby deleted in its entirety and replaced with “This section intentionally left blank.”.

14.    The text in Section 3.13 “Reporting” is hereby deleted in its entirety and replaced with “This section intentionally left blank.”.

15.    A new Section 3.14 (newly numbered in sequence) is hereby added to the Agreement as follows:

“3.14         Radioactive Materials License. The Parties agree that it is their mutual intent that all orders of Seeds shall be made and all Services performed in accordance with the following provisions:

(a)

GT MED TECH shall periodically order Seeds from Isoray in accordance with applicable law, GT MED TECH’s radioactive materials license, and GT MED TECH’s policies and procedures relating to radiation safety.

(b)

Isoray shall periodically ship or transfer Seeds to GT MED TECH, or end user in accordance with Applicable Law, Isoray’s radioactive materials license, and Isoray’s policies and procedures relating to radiation safety.

(c)	The Parties agree to cooperate in good faith in developing and implementing a process to safely order, purchase, and ship or transfer Seeds, which include radioactive material.

(d)	Isoray shall provide Seeds in conformity with generally accepted industry standards, Applicable Law, and the requirements of any applicable licenses and certificates.

(e)

GT MED TECH shall provide storage and handling of Seeds received from Isoray in conformity with generally accepted industry standards, Applicable Law, and the requirements of any applicable licenses and certificates.

16.    The text in Subsection 4.3(d) of the Agreement is hereby deleted in its entirety and replaced with “This section intentionally left blank.”.

17.    The second sentence of Section 5, and all of subsections 5.1(a), (b) and (c), of the Agreement are hereby deleted in their entirety.

18.    Section 5.2 of the Agreement is hereby amended to delete the phrase “and open book pricing formula for the Product as reflect in Exhibit B” but retain the remainder of such section.

19.    The text in Section 6 of the Agreement is hereby deleted in its entirety and replaced with “This section intentionally left blank.”. Further, within ten (10) days following the Supply Change Date, Isoray shall package and transfer to GT MED TECH’s designated location all Tools and inventory together with copies of all repair and maintenance records for the Tools, in Isoray’s possession and shall invoice GT MED TECH for the applicable freight and insurance.

20.    The text in Section 7.2 of the Agreement is hereby deleted in its entirety and replaced with “This section intentionally left blank.”.

21.    Section 7.3 “License to GT MED TECH” is hereby amended and restated in its entirety as follows:

“7.3 License to GT MED TECH. Isoray hereby grants to GT MED TECH a non- exclusive, royalty-free license to use and practice any intellectual property related to the Seeds and controlled by Isoray including any Isoray Foreground IP, solely to the extent necessary for GT MED TECH to sell and offer for sale products including the Seeds manufactured by Isoray during the Term and in accordance with the provisions of this Agreement. For the avoidance of doubt, this license permits GT MED TECH to sell the products including the Seeds manufactured by Isoray. No other use of this license by GT MED TECH is permitted.”

22.    The text in Section 7.4 of the Agreement is hereby deleted in its entirety and replaced with “This section intentionally left blank.”.

23.    Section 8.3 “Compliance with Laws” of the Agreement is hereby amended to make the existing language subsection (a) with the new heading “(a) Isoray.” and to add the following new subsection (b):

“(b)         GT MED TECH. GT MED TECH shall comply with Applicable Law, including those relating to transportation, storage, use, handling, and disposal of Seeds containing radioactive materials.”

24.    Section 8.1 “Regulatory Approvals.” is hereby amended and restated in its entirety as follows:

“8.1 Regulatory Approvals. GT MED TECH has obtained, or intends to obtain, Regulatory Approval to sell its GammaTile® in other jurisdictions in addition to the United States. The burden of obtaining and maintaining such Regulatory Approvals shall be on GT MED TECH. Isoray shall promptly provide such information and support to GT MED TECH as shall be reasonably requested by GT MED TECH from time to time in support of GT MED TECH’s Regulatory Approval processes in all jurisdictions for GammaTile®. From and after GT MED TECH’s receipt of Regulatory Approval in a jurisdiction, the Parties acknowledge and agree that Seeds may be sold to GT MED TECH pursuant to this Agreement for sale and use in such jurisdiction. Maintenance of the Regulatory Approval for GT MED TECH’s GammaTile® in the United States shall be the responsibility of GT MED TECH.”

25.   The first sentence of Section 8.2 “Inspections; Regulatory Action.” is hereby deleted.

26.    Exhibit A to the Agreement is hereby amended and restated in its entirety in the form of new Exhibit A, attached hereto and incorporated herein.

27.    Exhibit B to the Agreement is hereby amended and restated in its entirety in the form of new Exhibit B, attached hereto and incorporated herein.

28.    Exhibit C, Exhibit D and Exhibit E to the Agreement are hereby deleted in their entirety. Exhibit F shall retain its current alphabetical name.

29.    Except as amended herein, all other terms and conditions of the Agreement shall remain in full force and effect. Except for the specific amendments set forth herein, this Amendment shall be subject to and controlled by the terms of the Agreement. In the event of any conflict or inconsistency between any terms of this Amendment and any terms of the Agreement, the terms of this Amendment shall control and govern the rights and obligations of the Parties.

30.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart hereof.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have caused their authorized officers to execute this Amendment as of the Amendment Effective Date.

GT MEDICAL TECHNOLOGIES, INC.	ISORAY MEDICAL, INC.

By:	/s/ Matthew E. Likens	By:	/s/ Lori A. Woods

Name:	Matthew E. Likens	Name:	Lori A. Woods

Title:	President & CEO	Title:	CEO

Date:	11/16/2021	Date:	11/17/2021

Exhibit A
Specifications

GTMT Documents: DWG-3005, SP-3005.

Exhibit B
Pricing Schedule

Pricing for Seeds:

Description	Price (US$)
Seeds (high activity Cesium-131 source)	$[**] per Seed
Shipping charge for calibration Seeds	Seed price, plus flat fee of $[**] for shipping and handling per order
Long lead time orders (more than five (5) calendar days between delivery to GT MED TECH and scheduled implantation)	Seed price, plus additional handling charge of $[**] per Seed per day

* Annual price increases limited to 3% over current year price, and require not less than ninety (90) days prior written notice from Isoray to GT MED TECH before increase can go into effect for the following calendar year.